Exhibit 24

                               POWER OF ATTORNEY

I, W. Scott McGeorge, Director of Simmons First National Corporation, hereby constitute, appoint and authorize John L. Rush, David W. Garner, or Piper P. Erwin to execute on my behalf any Form 3's, Form 4's or Form 5's required to be filed with the United States Securities and Exchange Commission at any time until such time as I revoke this power of attorney in writing.






9/14/05                                     /s/ W. Scott McGeorge
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Date                                                 Signature